EXHIBIT 99.1

First Security Group, Inc. Reports Third Quarter 2007 Earnings Per Share of $0.18, Up 12.5 Percent Over Prior Year

CHATTANOOGA, Tenn., Oct. 23, 2007 (PRIME NEWSWIRE) -- First Security Group, Inc. (Nasdaq:FSGI), a community bank holding company serving middle and east Tennessee and north Georgia, today reported third quarter 2007 net income of $3.0 million, an increase of 4.0 percent from the $2.9 million reported for the third quarter of 2006. Earnings per diluted share were $0.18, up 12.5 percent from the $0.16 reported for the 2006 third quarter. Compared with the second quarter of 2007, net income and diluted earnings per share increased 4.6 percent and 5.9 percent, respectively.

For the first nine months of 2007, First Security reported net income of $8.7 million, an increase of 6.7 percent from the $8.2 million reported in the prior-year period. Diluted earnings per share were $0.50, up 8.7 percent from the first nine months of 2006.

Highlights of the third quarter include:

 -- Loans grew $114.3 million, or 13.8 percent, over the twelve-month period to $940.0 million at September 30, 2007. Third quarter loans grew $30.8 million, or 3.4 percent (13.6 percent annualized), from the second quarter of this year; growth was led by commercial real estate (CRE) loans and commercial and industrial (C&I) loans, which accounted for $24.4 million of the increase. Construction and development (C&D) loans, consumer loans and residential real estate loans rounded out the growth for the quarter.

 -- Non-interest income remains an important component of First
    Security's revenue stream, accounting for 19.8 percent of total quarterly revenue. Third quarter non-interest income increased $318 thousand, or 11.5 percent, over the prior-year third quarter, and
    $272 thousand, or 9.6 percent, from the previous quarter, excluding the $168 thousand loss on trading assets incurred during the second quarter of 2007.

 -- First Security continues to improve operating efficiencies.
    Non-interest expense was $10.6 million for the third quarter, up
    5.2 percent from the year-ago quarter, and 3.4 percent from the linked quarter. The core efficiency ratio improved for the second consecutive quarter to 64.68 percent due to revenue growth and non-interest expense control.

 -- Nonperforming assets plus delinquencies increased to $7.4 million, or 0.62 percent of total assets at period end, compared with $6.3 million, or 0.54 percent of total assets at June 30, 2007. Net charge-offs were $298 thousand, or an annualized 0.13 percent of average loans.

 -- First Security repurchased 228 thousand shares of its common stock through the open market during the third quarter of 2007 at an average cost of $10.22 per share.  These purchases were conducted through and concluded the December 2006 board-authorized, share repurchase plan.

 -- On August 22, 2007, First Security's board of directors authorized the repurchase of up to an additional 500,000 shares of common stock.  Approval of the plan took into account current economic and market conditions and the strong capital position of First
    Security. Repurchases under the August plan began in October 2007.

Rodger B. Holley, Chairman and CEO of First Security, commented, "With the wide-sweeping changes that have impacted the banking industry over the past twelve months and in light of the current operating environment, we believe that our results for the third quarter were a positive accomplishment. The increase in earnings reflected our efforts across the board; we continued growing our loan portfolio with quality loans, and we continued diversifying our revenue stream by increasing fee income, which, coupled with our non-interest expense control, helped counter the impact of a lower net interest margin."

Total revenue, comprised of net interest income and non-interest income, was $15.6 million for the third quarter of 2007, an increase of $688 thousand, or 4.6 percent, over the third quarter of 2006. Net interest income was $12.5 million, a 3.0 percent increase over the year-ago period. Results reflect an 8.2 percent increase in average earning assets to $1.1 billion, partially offset by a 25 basis point decline in the net interest margin to 4.80 percent. Compared with the previous quarter, net interest income rose 2.4 percent, reflecting a 3.5 percent (13.8 percent annualized) increase in average earning assets, partially offset by an 11 basis point decline in the margin. Mr. Holley commented, "The quarter-over-quarter decline in our margin resulted primarily from a higher cost of funding; we had to rely on CDs and overnight borrowings to fund our loan growth, and this cost our margin approximately 10 basis points. While our loan yield declined by five basis points, our yield on average earning assets remained unchanged from the previous quarter at 8.21 percent."

Non-interest income for the third quarter of 2007 was $3.1 million, up $318 thousand, or 11.5 percent, from the prior-year third quarter. Year-over-year growth resulted primarily from a $142 thousand increase in total deposit fees due to higher fees charged combined with increased transaction volume, and from the continued growth in trust fees, which increased $84 thousand. Compared with the linked quarter, non-interest income rose $440 thousand, or 16.6 percent; excluding the $168 thousand loss on trading assets during the second quarter of 2007, third quarter non-interest income increased $272 thousand, or 9.6 percent. Total fees on deposits were once again a growth driver, increasing $70 thousand from the previous quarter. First Security also experienced an increase in gains on sales of leased and repossessed assets of $142 thousand in the third quarter.

Non-interest expense for the third quarter was $10.6 million, an increase of $525 thousand, or 5.2 percent, from the prior-year quarter. Salaries and benefits increased $276 thousand, or 4.9 percent, year over year, accounting for the majority of the increase, and reflecting the addition of 13 full-time equivalent (FTE) employees over the past twelve months to 373 at period end. Compared with the second quarter of 2007, third quarter non-interest expense rose $343 thousand, or 3.4 percent. The greatest impact was from a $125 thousand increase in losses on foreclosed real estate and repossessed equipment, which partially offset the gains in non-interest income. Salaries and benefits rose $107 thousand, or 1.8 percent, during the quarter; while the number of FTE employees declined by two from the end of the second quarter, the average number of FTE employees increased by four from 370.7 in the second quarter to 374.7 in the third quarter. Also impacting the third quarter was implementation of the new FDIC insurance premium assessments, included in other expense, which increased $59 thousand to $87 thousand from the second quarter of 2007 level of $28 thousand; a quarterly fee of approximately $150 thousand will apply going forward.

The third quarter 2007 core efficiency ratio was 64.68 percent, compared with 63.84 percent for the third quarter of 2006. Compared with the linked quarter, First Security's efficiency ratio improved by 27 basis points. For the first nine months of 2007 and 2006, the efficiency ratio was 65.23 percent and 64.87 percent, respectively.

First Security's overall asset quality remains sound. Third quarter net charge-offs were $298 thousand, or an annualized 0.13 percent of average loans, compared with $201 thousand, or an annualized 0.09 percent of loans, in the previous quarter, and $914 thousand, or an annualized 0.45 percent of loans, reported for the year-ago quarter. Non-performing assets plus delinquencies were $7.4 million, or 0.62 percent of total assets, at September 30, 2007, compared with $6.3 million, or 0.54 percent of total assets, at June 30, 2007, and $6.1 million, or 0.55 percent of total assets, for the year-ago period. Other real estate owned accounted for $2.6 million of non-performing assets, up $632 thousand from the previous quarter. The increase was attributable to a single foreclosed property on which construction is almost complete, and the market value is well above First Security's cost per square foot. Repossessed assets accounted for $2.5 million of non-performing assets; the majority of these assets are leased equipment whose value is carried at the lower of cost or market value. Loan loss reserves were 1.13 percent of total loans at September 30, 2007.

Total assets were $1.2 billion at September 30, 2007, an increase of $88.4 million, or 8.0 percent, over the third quarter of 2006. Loans grew $114.3 million, or 13.8 percent, over the twelve-month period to $940.0 million; third quarter loan growth was $30.8 million, or 3.4 percent (13.6 percent annualized). Both year-over-year loan growth and third quarter loan growth were balanced among the sectors that First Security serves, preserving its highly diversified portfolio. C&D loans were the primary source of twelve-month growth, up 34.5 percent over the third quarter of 2006. During the third quarter of 2007, C&D loan growth slowed to 1.9 percent (7.5 percent annualized). CRE loans were the second largest contributor to loan growth, increasing $33.0 million, or 18.9 percent over the past twelve months; CRE loan growth accelerated during the third quarter of 2007, increasing $16.2 million, or 33.9 percent annualized, and accounting for 52.5 percent of total loan growth for the quarter. C&I loans and residential real estate loans rounded out the year-over-year loan growth, increasing $22.6 million and $18.3 million, respectively. At period end, residential real estate loans remained the largest component of the loan portfolio, accounting for 27.4 percent of loans, followed by C&D (22.5 percent), CRE (22.1 percent), and C&I (14.9 percent).

At period end, total deposits were $941.0 million, an increase of $27.4 million, or 3.0 percent, from the prior-year third quarter; excluding brokered deposits, First Security's in-market deposits increased $31.2 million, or 3.8 percent. Compared with the second quarter of 2007, First Security's third quarter in-market deposits decreased $9.4 million, or 1.1 percent (4.3 percent annualized); accordingly, brokered deposits increased $24.8 million, or 42.4 percent, to continue funding loan growth.

Core deposits (demand, savings, money market and retail time deposits) were $634.1 million at September 30, 2007, a $1.2 million, or 0.2 percent, increase over the prior-year period. Average core deposits increased $11.8 million, or 1.9 percent, from the third quarter of 2006 to the third quarter of 2007. Average core deposits in the third quarter of 2007 increased $3.7 million, or 0.6 percent (2.3 percent annualized), as compared to the linked quarter. The quarter-end decrease of $11.6 million from June 30, 2007 was caused by an outflow of funds in the last few days of September; this was temporary in nature, and therefore, the average balance is more representative of First Security's performance in growing core deposits.

Shareholders' equity at September 30, 2007 was $148.1 million, a twelve-month increase of $6.5 million, or 4.6 percent. First Security's tangible leverage ratio remained strong at quarter-end at 10.1 percent; 13 basis points below the year-ago level and reflecting a positive trend to leverage excess capital. At quarter-end, First Security had 17,274,728 shares of common stock outstanding, reflecting the repurchase of 228 thousand shares of common stock in the third quarter.

Mr. Holley concluded, "We continue to benefit from the expertise of our highly experienced lenders functioning in one of the more stable economic regions of the nation; our loan pipeline is strong, our asset quality is solid, and accordingly, we are cautiously optimistic about our outlook for the fourth quarter."

Web Cast and Conference Call Information

First Security's executive management team will host a conference call and simultaneous web cast on Tuesday, October 23 at 3:00 PM Eastern Time to discuss third quarter results. The web cast can be accessed live on the First Security's website, www.FSGBank.com, on the Corporate Information/Investor Relations page. A replay will be available approximately two hours after the live conference call ends, and will be archived on the First Security's website for one month.

About First Security Group, Inc.

First Security Group, Inc. is a bank holding company headquartered in Chattanooga, Tennessee with $1.2 billion in assets. Founded in 1999, First Security's community bank subsidiary, FSGBank, N.A. has 40 full-service banking offices along the interstate corridors of middle and east Tennessee and north Georgia. In Dalton, Georgia, FSGBank operates six full-service banking offices under the name of Dalton Whitfield Bank and two offices under the name Primer Banco Seguro (PBS); PBS serves the region's rapidly growing Latino population. FSGBank also operates six branches under the name of Jackson Bank & Trust along the I-40 corridor. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, financial planning, Internet banking (www.FSGBank.com) and equipment leasing through its wholly-owned subsidiaries, Kenesaw Leasing, Inc. and J & S Leasing, Inc.

The First Security Group, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=1833

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America (GAAP). First Security's management uses these "non-GAAP" measures in their analysis of First Security's performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on First Security's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First Security's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by First Security with the Securities and Exchange Commission. First Security undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

 First Security Group, Inc.
  and Subsidiary
 Consolidated Balance Sheets  September 30,  December 31, September 30,
 (in thousands, except share       2007          2006          2006
  data)                        (unaudited)                 (unaudited)
 ---------------------------------------------------------------------

 ASSETS
 Cash & Due from Banks          $   32,088    $   26,512    $   25,500
 Federal Funds Sold and
  Securities Purchased under
  Agreements to Resell                  --         1,600            --
                                ----------    ----------    ----------
 Cash and Cash Equivalents          32,088        28,112        25,500
                                ----------    ----------    ----------
 Interest-Bearing Deposits
  in Bank                              779           481         2,888
                                ----------    ----------    ----------
 Securities Available-for-Sale     126,927       153,759       159,727
                                ----------    ----------    ----------
 Loans Held for Sale                 5,412         7,524         5,125
 Loans                             934,613       840,069       820,620
                                ----------    ----------    ----------
 Total Loans                       940,025       847,593       825,745
 Less:  Allowance for Loan
  Losses                            10,635         9,970         9,862
                                ----------    ----------    ----------
                                   929,390       837,623       815,883
                                ----------    ----------    ----------
 Premises and Equipment, net        35,360        35,835        33,939
                                ----------    ----------    ----------
 Goodwill                           27,156        27,156        27,156
                                ----------    ----------    ----------
 Intangible Assets                   3,423         4,185         4,441
                                ----------    ----------    ----------
 Other Assets                       43,303        42,652        40,531
                                ----------    ----------    ----------
 TOTAL ASSETS                   $1,198,426    $1,129,803    $1,110,065
                                ==========    ==========    ==========

 LIABILITIES
 Deposits
   Noninterest-Bearing Demand   $  164,880    $  168,654    $  176,544
   Interest-Bearing Demand          60,448        66,787        66,541
                                ----------    ----------    ----------
                                   225,328       235,441       243,085
                                ----------    ----------    ----------
 Savings and Money Market
  Accounts                         140,448       135,784       137,859
                                ----------    ----------    ----------
 Time Deposits:
   Certificates of Deposit of
    $100 thousand or more          223,744       205,428       193,758
   Certificates of Deposit of
    less than $100 thousand        268,347       258,456       251,939
   Brokered Certificates of
    Deposit                         83,121        86,892        86,944
                                ----------    ----------    ----------
                                   575,212       550,776       532,641
                                ----------    ----------    ----------
 Total Deposits                    940,988       922,001       913,585
 Federal Funds Purchased and
  Securities Sold under
  Agreements to Repurchase          31,702        20,851        30,377
 Security Deposits                   3,059         3,920         4,170
 Other Borrowings                   58,052        24,838         8,141
 Other Liabilities                  16,555        13,405        12,248
                                ----------    ----------    ----------
 Total Liabilities               1,050,356       985,015       968,521
                                ----------    ----------    ----------
 STOCKHOLDERS' EQUITY
   Common stock - $.01 par
    value 50,000,000 shares
    authorized as of
    September 30, 2007,
    December 31, 2006 and
    September 30, 2006;
    17,274,728 issued as of
    September 30, 2007;
    17,762,278 issued as of
    December 31, 2006;
    17,746,278 issued as of
    September 30, 2006                 120           123           123
   Paid-In Surplus                 119,466       124,293       124,097
   Unallocated ESOP Shares          (4,515)       (5,094)       (5,562)
   Retained Earnings                32,027        26,337        24,264
   Accumulated Other
    Comprehensive Income (Loss)        972          (871)       (1,378)
                                ----------    ----------    ----------
 Total Stockholders' Equity        148,070       144,788       141,544
                                ----------    ----------    ----------
 TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY          $1,198,426    $1,129,803    $1,110,065
                                ==========    ==========    ==========

 First Security Group, Inc. and Subsidiary
 Consolidated Statements of Income
 (unaudited)                  Three Months Ended     Nine Months Ended
 (in thousands, except per       September 30,         September 30,
  share amounts)               2007       2006       2007       2006
 ---------------------------------------------------------------------
 INTEREST INCOME
   Loans, including fees      $20,086    $17,611    $57,551    $50,002
   Debt Securities - taxable    1,027      1,330      3,060      3,920
   Debt Securities -
    non-taxable                   403        397      1,218      1,166
   Trading Assets                  --         --        342         --
   Other                           44         46        102        258
                              -------    -------    -------    -------
     Total Interest Income     21,560     19,384     62,273     55,346
                              -------    -------    -------    -------

 INTEREST EXPENSE
   Interest Bearing Demand
    Deposits                      158        142        415        464
   Savings Deposits and
    Money Market Accounts         814        759      2,363      2,111
   Certificates of Deposit
    of $100 thousand or more    2,905      2,276      8,286      5,870
   Certificates of Deposit
    of less than $100
    thousand                    3,359      2,742      9,765      7,378
   Brokered Certificates of
    Deposit                       961        936      2,796      2,690
   Other                          837        373      2,022        743
                              -------    -------    -------    -------
     Total Interest Expense     9,034      7,228     25,647     19,256
                              -------    -------    -------    -------

 NET INTEREST INCOME           12,526     12,156     36,626     36,090
   Provision for Loan Losses      576        600      1,409      1,743
                              -------    -------    -------    -------
 NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES    11,950     11,556     35,217     34,347
                              -------    -------    -------    -------

 NONINTEREST INCOME
   Service Charges on
    Deposit Accounts            1,371      1,229      3,812      3,594
   Loss on Trading Assets, net     --         --        (29)        --
   Other                        1,723      1,547      4,902      4,284
                              -------    -------    -------    -------
     Total Noninterest
      Income                    3,094      2,776      8,685      7,878
                              -------    -------    -------    -------

 NONINTEREST EXPENSE
   Salaries and Employee
    Benefits                    5,930      5,654     17,575     16,769
   Expense on Premises and
    Fixed Assets, net of
    rental income               1,769      1,655      5,095      5,045
   Other                        2,857      2,722      8,297      8,332
                              -------    -------    -------    -------
     Total Noninterest
      Expense                  10,556     10,031     30,967     30,146
                              -------    -------    -------    -------

 INCOME BEFORE INCOME TAX
  PROVISION                     4,488      4,301     12,935     12,079
   Income Tax Provision         1,466      1,395      4,190      3,883
                              -------    -------    -------    -------
 NET INCOME                   $ 3,022    $ 2,906    $ 8,745    $ 8,196
                              =======    =======    =======    =======
 NET INCOME PER SHARE:
   Net Income Per Share -
    basic                     $  0.18    $  0.17    $  0.51    $  0.47
   Net Income Per Share -
    diluted                   $  0.18    $  0.16    $  0.50    $  0.46

               First Security Group, Inc. and Subsidiary
                   Consolidated Financial Highlights
                              (unaudited)

              (in thousands, except per share amounts and
                    full-time equivalent employees)

               3rd         2nd         1st         4th         3rd
             Quarter     Quarter     Quarter     Quarter     Quarter
               2007        2007        2007        2006        2006
            ----------  ----------  ----------  ----------  ----------

 Earnings:
 Net interest
  income    $   12,526  $   12,236  $   11,864  $   11,892  $   12,156
 Provision
  for loan
  losses    $      576  $      416  $      417  $      441  $      600
 Non-interest
  income    $    3,094  $    2,654  $    2,937  $    2,739  $    2,776
 Non-interest
  expense   $   10,556  $   10,213  $   10,198  $    9,871  $   10,031
 Net income $    3,022  $    2,888  $    2,835  $    2,916  $    2,906

 Earnings -
  Normalized
 Non-interest
  operating
  income
  (1)       $    3,094  $    2,654  $    2,937  $    2,739  $    2,776
 Non-interest
  operating
  expense
  (1)       $   10,556  $   10,213  $   10,198  $    9,807  $   10,031
 Net operating
  income,
  net of tax
  (1)       $    3,022  $    2,888  $    2,835  $    2,960  $    2,906

 Per Share
  Data:
 Net income,
  basic     $     0.18  $     0.17  $     0.16  $     0.17  $     0.17
 Net income,
  diluted   $     0.18  $     0.17  $     0.16  $     0.17  $     0.16
 Cash
  dividends
  declared  $     0.05  $     0.05  $     0.05  $     0.05  $     0.03
 Book value $     8.57  $     8.28  $     8.28  $     8.15  $     7.98
 Tangible
  book
  value     $     6.80  $     6.52  $     6.52  $     6.39  $     6.20

 Per Share
  Data -
  Normalized:
 Net operating
  income,
  basic
  (1)       $     0.18  $     0.17  $     0.16  $     0.17  $     0.17
 Net operating
  income,
  diluted
  (1)       $     0.18  $     0.17  $     0.16  $     0.17  $     0.16

 Performance
  Ratios:
 Return on
  average
  assets          1.03%       1.01%       1.00%       1.04%       1.06%
 Return on
  average
  equity          8.27%       7.89%       7.78%       8.15%       8.31%
 Return on
  average
  tangible
  assets          1.05%       1.04%       1.02%       1.07%       1.09%
 Return on
  average
  tangible
  equity         10.48%      10.01%       9.90%      10.44%      10.74%
 Net interest
  margin,
  taxable
  equivalent      4.80%       4.91%       4.86%       4.84%       5.05%
 Efficiency
  ratio          67.58%      68.59%      68.90%      67.47%      67.18%
 Non-interest
  income
  to net
  interest
  income and
  non-interest
  income         19.81%      17.82%      19.84%      18.72%      18.59%

 Performance
  Ratios -
  Normalized:
 Operating
  return on
  average
  assets (1)      1.03%       1.01%       1.00%       1.06%       1.06%
 Operating
  return on
  average
  equity (1)      8.27%       7.89%       7.78%       8.27%       8.31%
 Operating
  return on
  average
  tangible
  assets (1)      1.05%       1.04%       1.02%       1.09%       1.09%
 Operating
  return on
  average
  tangible
  equity (1)     10.48%      10.01%       9.90%      10.60%      10.74%
 Core
  efficiency
  ratio (2)      64.68%      64.95%      66.09%      62.46%      63.84%

 Capital &
  Liquidity:
 Total
  equity to
  total assets   12.36%      12.51%      12.76%      12.82%      12.75%
 Tangible
  equity to
  tangible
  assets         10.06%      10.12%      10.33%      10.33%      10.19%
 Total loans
  to total
  deposits       99.90%      98.22%      93.27%      91.93%      90.39%

 Asset
  Quality:
 Net charge-
  offs      $      298  $      201  $      211  $      303  $      914
 Net loans
  charged-off
  to average
  loans,
  annualized      0.13%       0.09%       0.10%       0.15%       0.45%
 Non-accrual
  loans     $    1,687  $      938  $    1,755  $    2,653  $      679
 Other real
  estate
  owned     $    2,646  $    2,014  $    2,796  $    1,982  $    2,298
 Repossessed
  assets    $    2,489  $    1,707  $    1,734  $    2,231  $    1,556
 Non-performing
  assets
  (NPA)     $    6,822  $    4,659  $    6,285  $    6,866  $    4,533
 NPA to
  total
  assets          0.57%       0.40%       0.55%       0.61%       0.41%
 Loans 90
  days past
  due       $      585  $    1,639  $    1,640  $    1,325  $    1,593
 NPA + loans
  90 days
  past due
  to total
  assets          0.62%       0.54%       0.69%       0.72%       0.55%
 Allowance
  for loan
  losses to
  total loans     1.13%       1.14%       1.18%       1.18%       1.19%
 Allowance
  for loan
  losses to
  NPA           155.89%     222.43%     161.56%     145.21%     217.56%

 Period End
  Balances:
 Loans      $  940,025  $  909,177  $  863,940  $  847,593  $  825,745
 Intangible
  assets    $   30,579  $   30,822  $   31,077  $   31,341  $   31,597
 Assets     $1,198,426  $1,157,919  $1,147,529  $1,129,803  $1,110,065
 Deposits   $  940,988  $  925,628  $  926,313  $  922,001  $  913,585
 Stockholders'
  equity    $  148,070  $  144,894  $  146,399  $  144,788  $  141,544
 Common stock
  market
  capitaliz-
  ation     $  172,750  $  188,978  $  201,176  $  204,796  $  204,434
 Full-time
  equivalent
  employees        373         375         369         369         360
 Shares
  outstanding   17,275      17,498      17,678      17,762      17,746

 Average
  Balances:
 Loans      $  926,216  $  884,383  $  855,569  $  834,494  $  812,611
 Intangible
  assets    $   30,708  $   30,958  $   31,220  $   31,482  $   31,635
 Earning
  assets    $1,053,908  $1,018,666  $1,010,315  $  996,189  $  973,950
 Assets     $1,178,298  $1,141,946  $1,137,915  $1,120,233  $1,094,474
 Deposits   $  934,034  $  917,215  $  920,718  $  907,284  $  897,739
 Stockholders'
  equity    $  146,101  $  146,412  $  145,778  $  143,161  $  139,872
 Shares
  outstanding,
  basic -
  wtd           16,901      17,117      17,241      17,216      17,218
 Shares
  outstanding,
  diluted -
  wtd           17,223      17,482      17,641      17,600      17,629

                                            Year-to-Date  Year-to-Date
                                            September 30, September 30,
                                               2007          2006
                                             ----------    ----------

 Earnings:
 Net interest income                         $   36,626    $   36,090
 Provision for loan losses                   $    1,409    $    1,743
 Non-interest income                         $    8,685    $    7,878
 Non-interest expense                        $   30,967    $   30,146
 Net income                                  $    8,745    $    8,196

 Earnings - Normalized
 Non-interest operating income (1)           $    8,685    $    7,878
 Non-interest operating expense (1)          $   30,967    $   30,146
 Net operating income, net of tax (1)        $    8,745    $    8,196

 Per Share Data:
 Net income, basic                           $     0.51    $     0.47
 Net income, diluted                         $     0.50    $     0.46
 Cash dividends declared                     $     0.15    $     0.08
 Book value                                  $     8.57    $     7.98
 Tangible book value                         $     6.80    $     6.20

 Per Share Data - Normalized:
 Net operating income, basic (1)             $     0.51    $     0.47
 Net operating income, diluted (1)           $     0.50    $     0.46

 Performance Ratios:
 Return on average assets                          1.01%         1.02%
 Return on average equity                          7.98%         7.83%
 Return on average tangible assets                 1.04%         1.05%
 Return on average tangible equity                10.13%        10.14%
 Net interest margin, taxable equivalent           4.86%         5.18%
 Efficiency ratio                                 68.34%        68.56%
 Non-interest income to net interest income
  and non-interest income                         19.17%        17.92%

 Performance Ratios - Normalized:
 Operating return on average assets (1)            1.01%         1.02%
 Operating return on average equity (1)            7.98%         7.83%
 Operating return on average tangible
  assets (1)                                       1.04%         1.05%
 Operating return on average tangible
  equity (1)                                      10.13%        10.14%
 Core efficiency ratio (2)                        65.23%        64.87%

 Capital & Liquidity:
 Total equity to total assets                     12.36%        12.75%
 Tangible equity to tangible assets               10.06%        10.19%
 Total loans to total deposits                    99.90%        90.39%

 Asset Quality:
 Net charge-offs                             $      710    $    1,913
 Net loans charged-off to average loans,
  annualized                                       0.11%         0.33%
 Non-accrual loans                           $    1,687    $      679
 Other real estate owned                     $    2,646    $    2,298
 Repossessed assets                          $    2,489    $    1,556
 Non-performing assets (NPA)                 $    6,822    $    4,533
 NPA to total assets                               0.57%         0.41%
 Loans 90 days past due                      $      585    $    1,593
 NPA + loans 90 days past due to total
  assets                                           0.62%         0.55%
 Allowance for loan losses to total loans          1.13%         1.19%
 Allowance for loan losses to NPA                155.89%       217.56%

 Period End Balances:
 Loans                                       $  940,025    $  825,745
 Intangible assets                           $   30,579    $   31,597
 Assets                                      $1,198,426    $1,110,065
 Deposits                                    $  940,988    $  913,585
 Stockholders' equity                        $  148,070    $  141,544
 Common stock market capitalization          $  172,750    $  204,434
 Full-time equivalent employees                     373           360
 Shares outstanding                              17,275        17,746

 Average Balances:
 Loans                                       $  888,934    $  784,185
 Intangible assets                           $   30,960    $   31,772
 Earning assets                              $1,027,745    $  949,096
 Assets                                      $1,152,823    $1,068,280
 Deposits                                    $  924,044    $  880,591
 Stockholders' equity                        $  146,062    $  139,559
 Shares outstanding, basic - wtd                 17,085        17,349
 Shares outstanding, diluted - wtd               17,447        17,741

 (1) These amounts and ratios are calculated using net operating income (net of tax) which excludes certain non-recurring items.
     Since these items and their impact on First Security's
     performance are difficult to predict, management believes
     presentation of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First
     Security's core business. Refer to the following non-GAAP
     reconciliation table for a detail of the non-recurring items.

 (2) In accordance with SNL Financial practice, the core efficiency ratio is calculated on a fully tax equivalent basis excluding non-recurring items (see footnote (1) and non-GAAP reconciliation table) and certain non-cash items, such as amortization of intangibles, gains or losses on investment securities and gains, losses and write-downs on foreclosed and repossessed properties.

                     Non-GAAP Reconciliation Table

                              (in thousands, except per share data)

                            3rd      2nd      1st      4th      3rd
                           Quarter  Quarter  Quarter  Quarter  Quarter
                            2007     2007     2007     2006     2006
                           -------  -------  -------  -------  -------
 Return on average assets     1.03%    1.01%    1.00%    1.04%    1.06%
   Effect of intangible
    assets                    0.02%    0.03%    0.02%    0.03%    0.03%
                           -------  -------  -------  -------  -------
 Return on average
  tangible assets             1.05%    1.04%    1.02%    1.07%    1.09%
                           =======  =======  =======  =======  =======

 Return of average equity     8.27%    7.89%    7.78%    8.15%    8.31%
   Effect of intangible
    assets                    2.21%    2.12%    2.12%    2.29%    2.43%
                           -------  -------  -------  -------  -------
 Return on average
  tangible equity            10.48%   10.01%    9.90%   10.44%   10.74%
                           =======  =======  =======  =======  =======

 Return on average assets     1.03%    1.01%    1.00%    1.04%    1.06%
   Effect of non-recurring
    items                       --       --       --     0.02%      --
                           -------  -------  -------  -------  -------
 Operating return on
  average assets              1.03%    1.01%    1.00%    1.06%    1.06%
   Effect of average
    intangible assets         0.02%    0.03%    0.02%    0.03%    0.03%
                           -------  -------  -------  -------  -------
 Operating return on
  average tangible assets     1.05%    1.04%    1.02%    1.09%    1.09%
                           =======  =======  =======  =======  =======

 Return on average equity     8.27%    7.89%    7.78%    8.15%    8.31%
   Effect of non-recurring
    items                       --       --       --     0.12%      --
                           -------  -------  -------  -------  -------
 Operating return on
  average equity              8.27%    7.89%    7.78%    8.27%    8.31%
   Effect on average
    intangible assets         2.21%    2.12%    2.12%    2.33%    2.43%
                           -------  -------  -------  -------  -------
 Operating return on
  average tangible equity    10.48%   10.01%    9.90%   10.60%   10.74%
                           =======  =======  =======  =======  =======

 Total equity to total
  assets                     12.36%   12.51%   12.76%   12.82%   12.75%
   Effect of intangible
    assets                   -2.30%   -2.39%   -2.43%   -2.49%   -2.56%
                           -------  -------  -------  -------  -------
 Tangible equity to
  tangible assets            10.06%   10.12%   10.33%   10.33%   10.19%
                           =======  =======  =======  =======  =======

 Efficiency ratio            67.58%   68.59%   68.90%   67.47%   67.18%
   Effect of
    non-recurring items         --       --       --    -0.44%      --
   Effect of non-cash items  -1.91%   -2.61%   -1.70%   -3.44%   -2.29%
   Effect of net interest
    income, tax equivalent
    adjustment               -0.99%   -1.03%   -1.11%   -1.13%   -1.05%
                           -------  -------  -------  -------  -------
 Core efficiency ratio       64.68%   64.95%   66.09%   62.46%   63.84%
                           =======  =======  =======  =======  =======

 Non-interest income       $ 3,094  $ 2,654  $ 2,937  $ 2,739  $ 2,776
                           -------  -------  -------  -------  -------
 Non-interest operating
  income                   $ 3,094  $ 2,654  $ 2,937  $ 2,739  $ 2,776
                           =======  =======  =======  =======  =======

 Non-interest expense      $10,556  $10,213  $10,198  $ 9,871  $10,031
   Corporate headquarters
    relocation costs            --       --       --      (64)      --
                           -------  -------  -------  -------  -------
 Non-interest operating
  expense                  $10,556  $10,213  $10,198  $ 9,807  $10,031
                           =======  =======  =======  =======  =======

 Net income                $ 3,022  $ 2,888  $ 2,835  $ 2,916  $ 2,906
   Non-recurring expenses,
    net of tax                  --       --       --       44       --
                           -------  -------  -------  -------  -------
 Net operating income,
  net of tax               $ 3,022  $ 2,888  $ 2,835  $ 2,960  $ 2,906
                           =======  =======  =======  =======  =======

 Per Share Data
 Book value                $  8.57  $  8.28  $  8.28  $  8.15  $  7.98
   Effect of intangible
    assets                   (1.77)   (1.76)   (1.76)   (1.76)   (1.78)
                           -------  -------  -------  -------  -------
 Tangible book value       $  6.80  $  6.52  $  6.52  $  6.39  $  6.20
                           =======  =======  =======  =======  =======

 Net income, basic         $  0.18  $  0.17  $  0.16  $  0.17  $  0.17
   Effect of extraordinary
    and non-recurring
    items, net of tax           --       --       --       --       --
                           -------  -------  -------  -------  -------
 Net operating income,
  basic                    $  0.18  $  0.17  $  0.16  $  0.17  $  0.17
                           =======  =======  =======  =======  =======

 Net income, diluted       $  0.18  $  0.17  $  0.16  $  0.17  $  0.16
   Effect of extraordinary
    and non-recurring items,
    net of tax                  --       --       --       --       --
                           -------  -------  -------  -------  -------
 Net operating income,
  diluted                    $0.18  $  0.17  $  0.16  $  0.17  $  0.16
                           =======  =======  =======  =======  =======

 Supplemental Data                       (in thousands)

 Allowance for loan losses $10,635  $10,363  $10,154  $ 9,970  $ 9,862
 Net interest income, tax
  equivalent               $12,761  $12,474  $12,107  $12,152  $12,398
 Amortization of
  intangibles              $   243  $   254  $   265  $   256  $   323
 (Gain) Loss on sales of
  available-for-sale
  securities and corporate
  stock, net               $    --  $    --  $    --  $    (7) $    --
 Loss (Gain) on trading
  assets, net              $    --  $   168  $  (139) $    --  $    --
 Gain on foreclosed and
  repossessed property,
  leased equipment, and
  premises and equipment   $  (210) $   (68) $  (188) $  (178) $  (219)
 Losses on foreclosed and
  repossessed property and
  premises and equipment   $   156  $     8  $     7  $   301  $    63
 Write-downs on foreclosed
  and repossessed
  property                 $    38  $    60  $   199  $    64  $    98
 Mortgage loan and
  related fees             $   396  $   388  $   458  $   375  $   405

                                                  (in thousands,
                                               except per share data)

                                             Year-to-Date  Year-to-Date
                                               Sept. 30,    Sept. 30,
                                                 2007         2006
                                                -------      -------
 Return on average assets                          1.01%        1.02%
   Effect of intangible assets                     0.03%        0.03%
                                                -------      -------
 Return on average tangible assets                 1.04%        1.05%
                                                =======      =======

 Return of average equity                          7.98%        7.83%
   Effect of intangible assets                     2.15%        2.31%
                                                -------      -------
 Return on average tangible equity                10.13%       10.14%
                                                =======      =======

 Return on average assets                          1.01%        1.02%
   Effect of non-recurring items                     --           --
                                                -------      -------
 Operating return on average assets                1.01%        1.02%
   Effect of average intangible assets             0.03%        0.03%
                                                -------      -------
 Operating return on average tangible assets       1.04%        1.05%
                                                =======      =======

 Return on average equity                          7.98%        7.83%
   Effect of non-recurring items                     --           --
                                                -------      -------
 Operating return on average equity                7.98%        7.83%
   Effect on average intangible assets             2.15%        2.31%
                                                -------      -------
 Operating return on average tangible equity      10.13%       10.14%
                                                =======      =======

 Total equity to total assets                     12.36%       12.75%
   Effect of intangible assets                    -2.30%       -2.56%
                                                -------      -------
 Tangible equity to tangible assets               10.06%       10.19%
                                                =======      =======

 Efficiency ratio                                 68.34%       68.56%
   Effect of non-recurring items                     --           --
   Effect of non-cash items                       -2.07%       -2.63%
   Effect of net interest income, tax equivalent
    adjustment                                    -1.04%       -1.06%
                                                -------      -------
 Core efficiency ratio                            65.23%       64.87%
                                                =======      =======

 Non-interest income                            $ 8,685      $ 7,878
                                                -------      -------
 Non-interest operating income                  $ 8,685      $ 7,878
                                                =======      =======

 Non-interest expense                           $30,967      $30,146
   Corporate headquarters relocation costs           --           --
                                                -------      -------
 Non-interest operating expense                 $30,967      $30,146
                                                =======      =======

 Net income                                     $ 8,745      $ 8,196
   Non-recurring expenses, net of tax                --           --
                                                -------      -------
 Net operating income, net of tax               $ 8,745      $ 8,196
                                                =======      =======

 Per Share Data
 Book value                                     $  8.57      $  7.98
   Effect of intangible assets                    (1.77)       (1.78)
                                                -------      -------
 Tangible book value                            $  6.80      $  6.20
                                                =======      =======

 Net income, basic                              $  0.51      $  0.47
   Effect of extraordinary and non-recurring
    items, net of tax                                --           --
                                                -------      -------
 Net operating income, basic                    $  0.51      $  0.47
                                                =======      =======

 Net income, diluted                            $  0.50      $  0.46
   Effect of extraordinary and non-recurring
    items, net of tax                                --           --
                                                -------      -------
 Net operating income, diluted                  $  0.50      $  0.46
                                                =======      =======

 Supplemental Data                                 (in thousands)

 Allowance for loan losses                      $10,635      $ 9,862
 Net interest income, tax equivalent            $37,343      $36,802
 Amortization of intangibles                    $   762      $   990
 (Gain) Loss on sales of available-for-sale
  securities and corporate stock, net           $    --      $    --
 Loss (Gain) on trading assets, net             $    29      $    --
 Gain on foreclosed and repossessed property,
  leased equipment, and premises and equipment  $  (466)     $  (440)
 Losses on foreclosed and repossessed property
  and premises and equipment                    $   171      $   113
 Write-downs on foreclosed and repossessed
  property                                      $   297      $   343
 Mortgage loan and related fees                 $ 1,242      $ 1,071

CONTACT:  First Security Group, Inc.
          Rodger B. Holley, Chairman & CEO
            (423) 308-2080
            rholley@FSGBank.com
          William L. (Chip) Lusk, Jr., EVP & CFO
            (423) 308-2070
            clusk@FSGBank.com